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                                                                      Exhibit 21
                        Subsidiaries of the Registrant
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                Name                            Jurisdiction of
                                                  Formation
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Jupiter Communications, Inc.                    Delaware
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AdRelevance, Inc.                               Washington
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Media Metrix Leasing, L.L.C.                    New York
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MMXI Holdings, Inc.                             Delaware
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IRG Acquisition Corp.                           California
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Net Market Makers                               California
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MMXI Nordic AB                                  Sweden
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RelevantKnowledge Stockholm AB                  Sweden
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RelevantKnowledge Sweden AB                     Sweden
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Netcheck AB                                     Sweden
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Jupiter Communications Scandinavia AB           Sweden
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Jupiter Communications Australia Pty. Ltd.      Australia
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Media Metrix Brasil Ltda                        Brazil
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MMXI Europe BV                                  Netherlands
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MMXI UK Limited United                          Kingdom
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MMXI Deutschland GmbH                           Germany
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MMXI France Sarl                                France
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MMXI Espana                                     Spain
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MMXI Italia SRL                                 Italy
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MMXI Switzerland GmbH                           Switzerland
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JMXI Latin America BV                           Netherlands
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Media Metrix Canada Co.                         Nova Scotia
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Jupiter Media Metrix Japan KK                   Japan
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